FORM OF AMENDED AND RESTATED
AGREEMENT OF GENERAL PARTNERSHIP
OF
FIRSTHAND VENTURE INVESTORS

TABLE OF CONTENTS

Page

RECITALS			1
1.	Definitions		1
	1.1	Defined Terms	1
2.	Formation of Partnership		4
	2.1	Formation	4
	2.2	Name	4
	2.3	Principal Place of Business	4
	2.4	Purpose	4
	2.5	Term	4
3.	Partners and Capital Contributions		4
	3.1	Partners Generally	4
	3.2	No Interest or Withdrawal of Capital	5
4.	Capital Accounts		5
	4.1	Credits	5
	4.2	Debits	5
	4.3	Special Adjustments	5
5.	No Partner Deficit Make Up		6
6.	Loans to Partnership		6
7.	Allocation of Net Profit and Net Loss		6
	7.1	Determination	6
	7.2	Net Profit Other Than Upon Liquidation	6
	7.3	Net Loss Other Than Upon Liquidation	6
	7.4	Net Profit Upon Liquidation	7
	7.5	Net Loss Upon Liquidation	7
	7.6	Additional Allocation Provisions	7
8.	Distributions		7
	8.1	Distribution of Net Distributable Cash Other Than Upon Liquidation	7
	8.2	Distributions Upon Liquidation	7

-i-

TABLE OF CONTENTS
(continued)
Page

	8.4	Limitations	8
9.	Records and Reports		9
	9.1	Partnership Records	9
	9.2	Statements and Information	9
	9.3	Fiscal Year	9
10.	Management		9
	10.1	Management by the Partners	9
	10.2	Expenses	10
	10.3	Tax Matters Partner	10
11.	Changes in Partnership		10
	11.1	New Partner	10
	11.2	Interest of New Partner	10
	11.3	Limitation on Transfer	10
12.	Certain Elections		10
13.	Dissolution, Liquidation and Termination of the Partnership		11
	13.1	Dissolution	11
	13.2	Liquidation	11
	13.3	Termination of the Partnership	11
	13.4	Return of Capital Accounts	11
14.	Miscellaneous Provisions		11
	14.1	Amendments	11
	14.2	Governing Law	11
	14.3	Binding on Heirs and Successors	11
	14.4	Counterparts	12
	14.5	Entire Agreement	12
EXHIBIT A PARTNERS			A-1
EXHIBIT B INITIAL CAPITAL CONTRIBUTIONS			B-1
EXHIBIT C ADDITIONAL ALLOCATION PROVISIONS			C-1

-ii-

EXHIBITS

EXHIBIT A	PARTNERS
EXHIBIT B	INITIAL CAPITAL CONTRIBUTIONS
EXHIBIT C	ADDITIONAL ALLOCATION PROVISIONS

-iii-

FORM OF AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP
OF
 FIRSTHAND VENTURE INVESTORS

THIS AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP (this “Agreement”) is executed ___, 2015, and made effective as of ___, 2015, by and among the parties set forth on the signature page hereto (each individually a “Partner” and collectively the “Partners”).

RECITALS

Firsthand Technology Value Fund, Inc., a Maryland corporation (“SVVC”), and Firsthand Venture Associates, LLC, a California limited liability company (“FVA”), are parties to that certain Partnership Agreement of Firsthand Venture Investors (the “Partnership”) dated as of March 30, 2015 (the “Prior Agreement”).

The Partners desire to amend and restate the Prior Agreement in its entirety, as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Definitions.

1.1 Defined Terms. The following terms shall have the meanings set forth below:

“Agreement” means this General Partnership Agreement of Firsthand Venture Investors and all amendments and exhibits hereto.

“Assignee” means a person who has acquired a Partner’s Economic Interest in the Partnership, by way of a Transfer in accordance with the terms of this Agreement, but who has not become a Partner.

“Bankruptcy” means with respect to any Person that a petition shall have been filed by or against such Person as a “debtor” and the adjudication of such Person as a bankrupt under the provisions of the bankruptcy laws of the United States of America shall have commenced, or that such Person shall have made an assignment for the benefit of its creditors generally or a receiver shall have been appointed for substantially all of the property and assets of such Person.

“Capital Account” shall have the meaning set forth in Section 4 hereof.

“Capital Contribution” means, with respect to any Partner, contributions by such Partner to the capital of the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended.

“Economic Interest” means, with respect to any Person, such Person’s right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Partnership, but does not include any other rights of a Partner including, without limitation, the right to vote or to participate in management, or, except as provided in the Act, any right to information concerning the business and affairs of the Partnership.

“Encumber” means the act of creating or purporting to create an Encumbrance, whether or not perfected under applicable law.

“Encumbrance” means, with respect to any Partnership Interest, or any element thereof, a mortgage, pledge, security interest, lien, proxy coupled with an interest (other than as contemplated in this Agreement), option, or preferential right to purchase.

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except that the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution to the Partnership; (ii) the Distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for an interest in the Partnership, (iii) when requested by a Partner or as otherwise required by applicable law, and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

“Liquidation” means any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership.

“Majority Interest” means one or more Partnership Interests which together represent an aggregate Percentage Interest in excess of fifty percent (50%).

“Net Distributable Cash” means all cash receipts of the Partnership, less expenses of the Partnership and the reserves determined by the Partners to be required to pursue the business of the Partnership.

“Net Profit” and “Net Loss” of the Partnership means for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a). For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

(c) If property other than cash has been contributed to the Partnership or the capital accounts of the Partners have been adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), depreciation, amortization, gain or loss with respect to assets of the Partnership may be computed in accordance with Section 1.4 of Exhibit C; and

(d) Nonrecourse Deductions and Partner Nonrecourse Deductions for any fiscal year, or any other allocation period, shall not be taken into account in computing Net Profit or Net Loss, but shall be separately allocated to the Partners in accordance with Paragraph 1.2.5 and 1.2.6 of Exhibit C.

"Partially Adjusted Capital Account" shall mean, with respect to any Partner for any taxable year of the Partnership, the Capital Account balance of such Partner at the beginning of such year, adjusted for all contributions and distributions during such year and all special allocations pursuant to the provisions in Exhibit C with respect to such year but before giving effect to any allocations pursuant to Section 7.2 or Exhibit C with respect to such year.

“Partners” means the parties to this Agreement and any Substituted Partners, collectively, in each case so long as such Person has not resigned or withdrawn as a Partner or dissolved, or otherwise ceased to be a Partner in the Partnership.

“Partnership” means Firsthand Venture Investors, a California general partnership.

“Partnership Interest” means, with respect to any Partner, such Partner’s rights in the Partnership, collectively, including the Partner’s Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Partnership.

“Partnership Objectives” means various investment activities and any and all activities related or incidental thereto consistent with the provisions of this Agreement.

“Percentage Interest” means, with respect to any Partner, the Percentage Interest of such Partner as set forth in Exhibit A hereto. The sum of Partners’ Percentage Interests shall at all times be one hundred percent (100%).

“Person” means any natural person, corporation, trust, association, joint stock company, partnership, limited liability company, joint venture or other entity or any government or agency, instrumentality or political subdivision thereof.

“Pledge” means, with respect to an Economic Interest or Partnership Interest, the subjecting of such Economic Interest or Partnership Interest (or any interest therein) to any security interest, lien, pledge, charge or other encumbrance, whether voluntary or involuntary, or any other hypothecation of such Economic Interest or Partnership Interest.

“Substituted Partner” means an Assignee who has been admitted to all the rights of partnership pursuant to this Agreement.

“Target Account” shall mean, with respect to any Partner for any taxable year of the Partnership, the excess of (a) an amount (which may be either a positive balance or a negative balance) equal to the hypothetical distribution (or contribution) such Partner would receive (or contribute) if all assets of the Partnership, including cash, were sold for cash equal to their gross asset value (taking into account any adjustments to Gross Asset Value for such year), all liabilities (including prepayment penalties, yield maintenance fees and similar costs) of the Partnership were then satisfied according to their terms (except that if the nonrecourse liabilities secured by an asset exceed the Gross Asset Value of such asset, such calculation shall be made assuming that the asset were transferred to the lender in satisfaction of the debt) and all remaining proceeds from such sale were distributed pursuant to Section 13.2 over (b) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain immediately prior to such sale.

“Taxable Income” means the income of the Partnership determined in accordance with Section 703(a) (including all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1)).

“Transfer” means, with respect to an Economic Interest or Partnership Interest, any sale, assignment, conveyance or other transfer (other than a Pledge) of such Economic Interest or Partnership Interest (or any interest therein), whether voluntary or involuntary, including a transfer by operation of law.

“Treasury Regulations” means the final, temporary and proposed regulations of the United States Treasury Department promulgated under the Code.

“Vote” means a written consent or approval, a ballot cast at a meeting or a voice vote by those Partners who held a Voting Interest in the Partnership.

“Voting Interest” means the right to Vote or participate in management and any right to information concerning the business and affairs of the Partnership provided under the Act, except as limited by the provisions of this Agreement. A Partner’s Voting Interest shall be directly proportional to that Partner’s Percentage Interest.

2.	Formation of Partnership.

2.1 Formation. Subject to the provisions of this Agreement, the parties have formed Firsthand Venture Investors as a general partnership in accordance with the laws of the State of California, which shall govern the relationship among the parties hereto except as expressly provided to the contrary herein. The rights and obligations of the Partners will be as stated in the applicable statutes of the State of California, except as otherwise provided herein.

2.2 Name. The name of the Partnership shall be Firsthand Venture Investors.

2.3 Principal Place of Business. The principal place of business of the Partnership will be located at the principal business location for SVVC, or such other place or places as the Partners may from time to time determine.

2.4 Purpose. The purpose of the Partnership will be to hold some or all of the investment portfolio of SVVC in pursuing the Partnership Objectives.

2.5 Term. The Partnership shall continue until dissolved, liquidated and terminated pursuant to the provisions of Section 13 of this Agreement.

3.	Partners and Capital Contributions.

3.1 Partners Generally.

3.1.1 Initial Partners. The name, address and initial Percentage Interest of each Partner are set forth on Exhibit A.

3.1.2 Additional Partners. No additional Persons may be admitted as Partners except to the extent necessary to effect a transfer to FVA’s entire interest to the extent permitted by applicable law to a Substitute Partner.

3.1.3 Initial Contributions. The initial capital contributions of the Partners are listed on Exhibit B hereto.

3.1.4 Repayment of Capital Contributions. Except as expressly provided in this Agreement, (a) no specific time has been agreed upon for the repayment of the Capital Contribution of any Partner, (b) no Partner shall have a right to withdraw any capital contributed to the Partnership, and (c) no Partner shall be entitled to receive any distribution from the Partnership except as otherwise provided in this document.

3.2 No Interest or Withdrawal of Capital. No Partner shall be entitled to interest with respect to such Partner’s Capital Contributions or Capital Account. No Partner shall be entitled to a return of such Partner’s Capital Contributions until such time or times as are elsewhere herein specifically provided. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to demand or receive property other than cash except as may be specifically provided herein.

4.	Capital Accounts.

An individual capital account (“Capital Account”) shall be maintained for each Partner. The Capital Accounts shall be maintained in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b).

4.1 Credits. Each Partner’s Capital Account shall be credited by an amount equal to:

(a) The cash and the fair market value of property contributed by such Partner to the Partnership (net of liabilities assumed by the Partnership and liabilities to which such contributed property is subject); and

(b) Such Partner’s distributive share of Partnership income (whether or not exempt from tax).

4.2 Debits. Each Partner’s Capital Account shall be debited by an amount equal to:

(a) The cash and the fair market value of property distributed to such Partner (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject);

(b) Such Partner’s distributive share of Partnership losses and deductions; and

(c) Such Partner’s distributive share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code.

4.3 Special Adjustments. Any special adjustments of a Partner’s capital account which may be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), including, but not limited to, those relating to transfers of Partnership interests and preliquidation adjustments, shall be made at the election of all of the Partners and in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b).

5.	No Partner Deficit Make Up.

No Partner shall be required to contribute any amount to the Partnership in order to eliminate any deficit balance in such Partner’s Capital Account.

6.	Loans to Partnership.

If a Partner shall make any loan to the Partnership or advance any money on its behalf, the loan or advance shall not increase the lending Partner’s Capital Account, entitle the lending Partner to a greater share of Partnership distributions of Net Distributable Cash, or subject such Partner to any greater proportion of Partnership losses. The amount of the loan or advance shall be a debt owed by the Partnership to the lending Partner, repayable on the terms and conditions and bearing interest at the rate agreed to by the lending Partner and the other Partner.

7.	Allocation of Net Profit and Net Loss.

7.1 Determination. The Net Profit or Net Loss of the Partnership shall be determined by the Partners, in accordance with the Code, as soon as practicable after the close of the Partnership’s fiscal year.

7.2 Allocation of Net Profits and Net Losses. For each Partnership taxable year or portion thereof, Net Profits and Net Losses shall be allocated (after all allocations pursuant to the provisions contained in Exhibit C have been made) in such a manner so as to cause the Partially Adjusted Capital Accounts of the Partners to equal, as nearly as possible, their respective Target Accounts.

7.3 Additional Allocation Provisions. The provisions of Exhibit C are incorporated herein by reference.

8.	Distributions.

8.1 Distribution of Net Distributable Cash Other Than Upon Liquidation. Net Distributable Cash (other than upon Liquidation of the Partnership) shall be distributed to the Partners from time to time as determined by the Partners. Any such distributions shall be made to the Partners at the time and in the amounts determined by consensus of the Partners in accordance with the following:

(a) Distribution of Net Distributable Cash shall be made to FVA as of the end of each calendar year (or upon termination of the Partnership, as of the termination date),

(b) The Partnership shall distribute to FVA 20% of the Partnership’s Net Cash computed net of all realized capital losses and adjusted by reducing Net Cash by the Partnership’s unrealized capital depreciation on a cumulative basis as of the date of such distribution (“Adjusted Net Cash”), less the aggregate amount of any previous distributions of Adjusted Net Cash to FVA, subject to any expense or fee limitations or waivers then in effect.

Mathematically, the formula for computing the amounts distributable to FVA shall be:

20%	x	(	Cumulative realized gains	-	Cumulative realized losses	-	Unrealized depreciation	)	-	Previous distributions to FVA in any year

8.2 Distributions Upon Liquidation. Distributions upon liquidation of the Partnership shall be made to the Partners pursuant to Section 8.1 hereof.

8.3 Limitations. Notwithstanding Sections 8.1 and 8.2, no distribution shall be made to the Partners to the extent that such distribution would violate the Act or any other applicable law.

9.	Records and Reports.

9.1 Partnership Records. At all times during the term of the Partnership, and beyond that term if the Partners deem it necessary, the Partners shall keep at the Partnership’s principal office and shall be available during reasonable business hours for inspection and examination by the Partners or their representatives, who shall have the right to make copies of any of these books and documents at their own expense, the following:

9.1.1 Basic Books and Records. Full and accurate books and records of the Partnership for at least the current and past three taxable years, to the extent such exist.

9.1.2 Addresses. A current list of the full name and last known business or residence address of each Partner set forth in alphabetical order.

9.1.3 Tax Returns. Copies of the Partnership’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years, to the extent such exist.

9.1.4 Partnership Agreement. Copies of this Agreement and all amendments hereto.

9.2 Statements and Information. There shall be delivered to the Partners: (i), after the expiration of each taxable year of the Partnership, a statement showing the capital accounts of, the distributions to and the share in the profits and losses of each of the Partners for such taxable year; and (ii) within 90 days after the expiration of each taxable year, such information as is necessary to complete federal and state income tax or information returns.

9.3 Fiscal Year. The Partnership fiscal year end shall be December 31.

10.	Management.

10.1 Management by the Partners.

10.1.1 The Partnership business shall be managed by the Partners. All matters within and outside the ordinary course of business of the Partnership shall require the approval of all of the Partners, in addition to any other requirements imposed by law or this Agreement, including the authority to:

(a) Do any act which would make it impossible to carry on the business of the Partnership;

(b) Confess a judgment against the Partnership;

(c) Possess Partnership property, or assign their rights in specific Partnership property, for other than a Partnership purpose;

(d) Admit a person, firm or corporation as a Partner;

(e) Make a loan or advance monies in the name of the Partnership;

(f) Borrow money in the name of the Partnership;

(g) Encumber all or any part of the Partnership property as security for borrowing money; or

(h) Enter into any contract in the name of the Partnership.

10.1.2 Decisions by Partners. All decisions required to be made by the Partners pursuant to this Agreement shall require the unanimous consent of all Partners.

10.2 Expenses. All reasonable expenses incurred by the Partners relating to the management or operations of the Partnership, including legal, accounting and other out-of-pocket fees, costs and expenses, shall be reimbursed by the Partnership.

10.3 Tax Matters Partner. FVA shall serve as the initial “Tax Matters Partner” for purposes of federal and state income tax matters. The Tax Matters Partner shall cause the preparation and timely filing of all tax returns required to be filed by the Partnership pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Partnership does business.

11.	Changes in Partnership.

11.1 New Partner. A new Partner may be admitted to the Partnership as of the beginning of any fiscal year of the Partnership, but only with the written approval of all of the Partners. Each new Partner shall be admitted only if such Partner shall have executed this Agreement and an appropriate supplement to it, in which such Partner agrees to be bound by the terms and provisions of this Agreement as they may be modified by that supplement. The admission of a new Partner shall not cause dissolution of the Partnership.

11.2 Interest of New Partner. The newly admitted Partner’s capital contribution and share of the Partnership’s Net Profits and Net Losses shall be set forth in the written consents of the Partners consenting to the admission of the new Partner.

11.3 Limitation on Transfer. A Partner shall not assign, pledge, encumber, sell, or otherwise dispose of all or any part of its Partnership interest other than pursuant to the laws of descent and distribution.

12.	Certain Elections.

All elections under the Code permitted to be made by the Partnership shall be made only at election of all of the Partners. Upon the transfer of a Partnership interest, the Partnership may elect pursuant to Section 754 of the Code to adjust the basis of the assets of the Partnership under the circumstances and in the manner provided in Sections 734 and 743 of the Code. In the event of such election, the Partners shall take any and all actions necessary to consummate such adjustments.

13.	Dissolution, Liquidation and Termination of the Partnership.

13.1 Dissolution. The Partnership shall be dissolved and its business wound up upon the earliest to occur of:

(a) The affirmative vote or written consent of all Partners to dissolve the Partnership; or

(b) Entry of a decree of judicial dissolution pursuant to the Act.

13.2 Liquidation. Upon any dissolution requiring the winding up of the business of the Partnership, all or part of the assets of the Partnership (as determined by the Partners) shall be sold and the proceeds thereof applied in the following manner:

(a) Payment of Partnership debts and liabilities owed to persons other than Partners, in the priority provided by law;

(b) Payment of debts and liabilities owed to Partners in accordance with the relative priorities of such indebtedness and, to the extent such indebtedness is of equal priority, pro rata in proportion to the same priority indebtedness held by each Partner; and

(c) Thereafter, payment to the Partners in accordance with Article 8 of this Agreement.

13.3 Termination of the Partnership. The Partnership shall terminate upon the completion of the Dissolution and Liquidation of the Partnership pursuant to the provisions of this Section 13.

13.4 Return of Capital Accounts. Other than as set forth in this Agreement, no Partner shall have a right to the return of its capital account.

14.	Miscellaneous Provisions.

14.1 Amendments. This Agreement is subject to amendment only with the unanimous written consent of all of the Partners.

14.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and in the event of any claims or controversy concerning this Agreement, the venue for any legal proceeding shall be the state and federal courts (as the case may be) located within Santa Clara County, California.

14.3 Binding on Heirs and Successors. Subject to the restrictions against assignment as herein contained, this Agreement shall inure to the benefit of and shall be binding upon the assigns, successors-in-interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

14.4 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement which shall be binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

14.5 Entire Agreement. This Agreement contains the entire understanding among the Partners with respect to the subject matter hereof and supersedes any prior written or oral agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the Partners relating to the subject matter of this Agreement which are not fully expressed herein.

[Signature Page to General Partnership Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed it effective as of the date first above written.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.	FIRSTHAND VENTURE ASSOCIATES, LLC

By Firsthand Capital Management, Inc., its investment adviser	By Firsthand Capital Management, Inc., its manager

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

PARTNERS

Name & Address ____________________________	Percentage Interest ______________
Firsthand Technology Value Fund, Inc. 150 Almaden Blvd, Suite 1250, San Jose, CA 95113	80%
Firsthand Venture Associates, LLC Firsthand Technology Value Fund, Inc. 150 Almaden Blvd, Suite 1250, San Jose, CA 95113	20%
TOTAL:	_____ 100%

Exhibit A-1

EXHIBIT B

INITIAL CAPITAL CONTRIBUTIONS

Partner ____________________________	Contribution ______________
Firsthand Technology Value Fund, Inc.	$100
Firsthand Venture Associates, LLC	$100

Exhibit B-1

EXHIBIT C

ADDITIONAL ALLOCATION PROVISIONS

1.	Allocations.

1.1 Allocation of Income, Gain, Loss, and Deduction. After making any special allocations pursuant to Sections 1.2, 1.3 and 1.4 of this Exhibit, all items of income, gain, loss and deduction shall be allocated pursuant to Sections 7 and 8 of the Agreement.

1.2 Special Allocations. The following special allocations shall be made in the following order:

1.2.1 Minimum Gain Chargeback. Notwithstanding any other provision of this Section 1 or Articles 7 or 8 of the Agreement, if there is a net decrease in partnership minimum gain (“Partnership Minimum Gain”) during any Partnership taxable year, as determined under Treasury Regulations Section 1.704-2(d), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). This Section 1.2.1 is intended to comply with the minimum gain chargeback requirement Treasury Regulations 1.704-2(f) and shall be interpreted consistently therewith.

1.2.2 Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 1 or Articles 7 or 8 of the Agreement, if there is a net decrease in the minimum gain attributable to a Partner Nonrecourse Debt (“Partner Minimum Gain”) during any Partnership taxable year, as determined under Treasury Regulations Section 1.704-2(i), each Partner who has a share of Partner Minimum Gain attributable to a Partner Nonrecourse Debt made by such Partner or a related person of such Partner to the Partnership, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner’s or related person’s Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and (5). This Section 1.2.2 is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

1.2.3 Qualified Income Offset. No Partner shall be allocated any item of loss or deduction to the extent such allocation would cause or increase a deficit balance in such Partner’s Capital Account (in excess of any limited dollar amount of such deficit balance that such partner is obligated to restore or is deemed obligated to restore under Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) as of the end of the taxable year to which such allocation relates. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such adjusted Capital Account deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 1.2.3 shall be made only if and to the extent that such Partner would have a Capital Account deficit (determined after reducing such Partner’s Capital Account for the items set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and after adjusting such Partner’s Capital Account upward for any amounts such Partner is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) after all other allocations provided for in this Section 1 have been tentatively made as if this Section 1.2.3 were not in the Exhibit.

Exhibit C-1

1.2.4 Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the amount such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 1.2.4 shall be made only if and to the extent that such Partner would have a Capital Account deficit (determined after reducing such Partner’s Capital Account for the items set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and after adjusting such Partner’s Capital Account upward for any amounts such Partner is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) in excess of such amount after all other allocations provided for in this Section 1 have been tentatively made as if Section 1.2.3 of this Exhibit and this Section 1.2.4 were not in the Exhibit.

1.2.5 Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Partners in accordance with their Percentage Interests. For this purpose, “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(c), and the amount of Nonrecourse Deductions for a Partnership taxable year equals the net increase, if any, in the amount of Partnership Minimum Gain during such year, reduced (but not below zero) by the aggregate distributions made during the year of proceeds of any nonrecourse liability (as defined under Treasury Regulations Section 1.752-1(a)(2)) that are allocable to an increase in Partnership Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(h)).

1.2.6 Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions shall be allocated to the Partner who bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable. For this purpose, “Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), and for any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equals the net increase, if any, in the amount of Partner Minimum Gain during such year, reduced (but not below zero) by proceeds of the Partner Nonrecourse Debt distributed during the year to the Partner bearing the economic risk of loss for such debt that are both attributable to the debt and allocable to an increase in the Partner Minimum Gain.

1.2.7 Section 754 Adjustments. To the extent an adjustment to the adjusted basis of any Partnership asset pursuant to Section 734(b) of the Code or Section 743(c) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

Exhibit C-2

1.3 Curative Allocations.

1.3.1 The “Regulatory Allocations” consist of the “Basic Regulatory Allocations,” as defined in Section 1.3.2 of this Exhibit, the “Nonrecourse Regulatory Allocations,” as defined in Section 1.3.3 of this Exhibit, and the “Partner Nonrecourse Regulatory Allocations,” as defined in Section 1.3.4 of this Exhibit.

1.3.2 The “Basic Regulatory Allocations” consist of allocations pursuant to Sections 1.2.3, 1.2.4, and 1.2.7 of this Exhibit. Notwithstanding any other provision of this Exhibit, other than the Regulatory Allocations, the Basic Regulatory allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of such other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 1.3.2 shall be made only with respect to allocations pursuant to Section 1.2.7 hereof to the extent the General Partners reasonably determine that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

1.3.3 The “Nonrecourse Regulatory Allocations” consist of all allocations pursuant to Sections 1.2.1 and 1.2.5 of this Exhibit. Notwithstanding any other provision of this Exhibit, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of such items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 1.3.3 shall be made prior to the Partnership taxable year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortion caused by such net decrease in Partnership Minimum gain, and (ii) allocations pursuant to this Section 1.3.3 shall be deferred with respect to allocations pursuant to Section 1.2.5 hereof to the extent the General Partners reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 1.2.1 hereof.

1.3.4 The “Partnership Nonrecourse Regulatory Allocations” consist of all allocations pursuant to Sections 1.2.2 and 1.2.6 of this Exhibit. Notwithstanding any other provision of this Exhibit, other than the Regulatory Allocations, the Partner Nonrecourse Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of such items and the Partner Nonrecourse Regulatory Allocations to each Partners shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 1.3.4 shall be made with respect to allocations pursuant to Section 1.2.6 relating to a particular Partner Nonrecourse Debt prior to the Partnership taxable year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (ii) allocations pursuant to this Section 1.3.4 shall be deferred with respect to allocations pursuant to Section 1.2.6 hereof relating to a particular Partner Nonrecourse Debt to the extent the General Partners reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 1.2.2 hereof.

Exhibit C-3

1.3.5 The General Partners shall have reasonable discretion, with respect to each Partnership taxable year, to (i) apply the provisions of Section 1.3.2, 1.3.3, and 1.3.4 of this Exhibit in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to Sections 1.3.2, 1.3.3, and 1.3.4 of this Exhibit among the Partners in a manner that is likely to minimize such economic distortions.

1.4 Tax Allocations: Section 704(c) of the Code. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder and Treasury Regulations Section 1.704-1(b)(4)(i), income, gain, loss and deduction (as computed for tax purposes) with respect to any property contributed to the capital of the Partnership or otherwise revalued on the books of the Partnership may, solely for tax purposes, be allocated among the Partners to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value as determined at the time of the contribution. In addition, if any gain (as computed for tax purposes) on the sale or other disposition of Partnership property shall constitute recapture of depreciation under Sections 291, 1245 or 1250 of the Code or any similar provision, such gain shall (to the extent possible) be divided among the Partners in proportion to the depreciation deductions previously claimed by them giving rise to such recapture; provided, however, that this sentence shall not affect the amount of gain otherwise allocable to a Partner.

2.	Net Profit and Net Loss.

2.1 Definition. “Net Profit” and “Net Loss” of the Partnership means for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a). For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

Exhibit C-4

(c) If property other than cash has been contributed to the Partnership or the Capital Accounts of the Partners have been adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), depreciation, amortization, gain or loss with respect to assets of the Partnership may be computed in accordance with Section 1.4 hereof; and

(d) Nonrecourse Deductions and Partner Nonrecourse Deductions for any fiscal year, or any other allocation period, shall not be taken into account in computing Net Profit or Net Loss, but shall be separately allocated to the Partners in accordance with Paragraph 1.2.5 and 1.2.6, hereof.

(END OF EXHIBIT C)

Exhibit C-5